ZipRealty Announces Third Quarter 2011 Results

Net loss narrows to $0.8 million from $5.1 million in the same period a year ago

Adjusted EBITDA of $0.7 million compared to Adjusted EBITDA loss of $3.6 million in the same period a year ago

Net revenues were $23.3 million, a decrease of 4% from same market net revenues in the year earlier period

EMERYVILLE, Calif. – November 1, 2011 - ZipRealty, Inc. (http://www.ziprealty.com) (NASDAQ: ZIPR), the nationally-ranked real estate brokerage powered by proprietary technology and effective online marketing, today announced financial results for the third quarter.  Net revenues were $23.3 million, an 18% decrease from the $28.3 million reported in the third quarter last year.  Excluding markets closed during the first quarter of 2011, net revenues of $23.3 million decreased 4% from same market net revenues of $24.4 million in the third quarter last year.  The Company’s net loss for the quarter was $845,000, or $0.04 per share, compared to a net loss of $5.1 million, or $0.25 per share, in the period one year ago. Adjusted EBITDA for the quarter was $736,000 versus an Adjusted EBITDA loss of $3.6 million in the third quarter last year.

Lanny Baker, President and CEO of ZipRealty, commented, “Our primary operating objective for 2011 has been to move ZipRealty to a cash flow positive position while beginning to amplify the Company’s central strengths in marketing and technology.  Adjusted EBITDA for the third quarter is a clear indication of our progress toward near-term financial goals, and a series of important product and marketing launches in the third quarter demonstrate our commitment to extending ZipRealty’s core advantages.  From the redesigned website and innovative improvements in our mobile apps to the change in the Company’s rebate policy and our plans to expand the Powered by Zip program, we are focused on increasing both the quantity and the value of business that flows through our technology-enabled real estate network.”

The Company announced the following operating metrics for the third quarter of 2011:

•
The total value of real estate transactions closed decreased to $897 million in the third quarter of 2011 versus $1,174 million in the same period last year.  The total value of same market real estate transactions closed was $897 million in the third quarter of 2011 versus $1,020 million in the same period last year.

•
Average net transaction revenue per close was $5,943 compared to $5,308 in the same period last year.  Same market average net transaction revenue per close was $5,943 compared to $5,682 in last year’s third quarter.

•
The total number of transactions closed in the quarter was 3,706 compared to 5,080 in the same period last year.  Same market total transactions closed were 3,706 compared to 4,062 in the prior year’s third quarter.

•	At September 30, 2011, there were 2,043 ZipRealty agents engaged, down from 3,305 agents at the end of the third quarter last year and 2,197 agents at June 30, 2011.

Balance Sheet & Liquidity

As of September 30, 2011, the Company had approximately $24.4 million of cash, cash equivalents and short-term investments, with no long-term debt.  Relative to June 30, 2011, the Company’s cash, cash equivalents and short-term investments increased by approximately $0.3 million.

Financial Outlook

Based on current information, the Company expects full year 2011 net revenues to be approximately $87.5 million and anticipates that Adjusted EBITDA will be a loss of approximately $3.0 million.

For comparison, ZipRealty recorded an Adjusted EBITDA loss of $9.9 million in the prior full year, and net revenues were $118.7 million in 2010.

Mr. Baker commented, “The residential housing market seems to be stabilizing in some areas, but high unemployment, ongoing foreclosure activity and challenges for buyers seeking to obtain home purchase financing continue to delay recovery.  While ZipRealty’s same market year-to-year revenue comparisons have improved in recent months, we cannot count on the economy to propel our Company and we plan to pursue growth through improvements in our technology and marketing aimed at making finding the right home as easy and enjoyable as possible.  We believe that today’s real estate consumer wants and, in fact, deserves, a more efficient, technology-enabled process in which the online experience and the agent experience are seamlessly interconnected for the personalized benefit of the consumer, and ZipRealty is dedicated to setting the standard for that type of service.”

Recent Highlights

•
ZipRealty released updates to its iPhone, iPad and Android mobile applications during the quarter, offering consumers new simple-to-use and useful tools for pursuing their real estate transactions.  The newest versions of ZipRealty’s mobile apps give users a seamless ability to save homes, access saved searches, share homes via Facebook and email, and connect with ZipRealty agents.  ZipRealty also introduced StreetSketch, a tool that allows potential homebuyers to draw a free form search area around any location on a map – regardless of size or shape – and create a totally flexible, customized home search on their iPhone, iPad or iPod Touch.

•
On October 26th, ZipRealty opened access to its comprehensive online services by removing the registration requirement on the majority of the ZipRealty website.  In most of ZipRealty’s markets, consumers are no longer required to provide contact information in order to view home prices, photos, maps, and other property listings details permitted under MLS rules to be shown without registration.  Beginning in February of this year, ZipRealty tested the registration removal in three of its markets, and the total number of home visit requests generated in those markets was higher year-over-year than in the markets with a registration requirement.

Use of Non-GAAP Financial Measures

To supplement its financial statements presented in accordance with Generally Accepted Accounting Principles (“GAAP”), ZipRealty uses a non-GAAP measure it refers to as Adjusted EBITDA. The Company defines Adjusted EBITDA as net income (loss) less interest income plus interest expense, provision for income taxes, depreciation and amortization expense, stock-based compensation and further adjusted to eliminate the impact of certain items that the Company does not consider reflective of its ongoing core operating performance. This non-GAAP measure is provided to enhance the user's overall understanding of ZipRealty’s current financial performance and its prospects for the future, particularly in comparison to the practices of other reasonably similar firms. ZipRealty believes this non-GAAP measure provides useful information to both management and investors by excluding certain items it believes are not reflective of its core operating results and thus presents a more meaningful basis for comparison between periods.  Further, this non-GAAP measure presents key information the Company uses for planning, forecasting its future operations and as a measure for determining management compensation. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of this non-GAAP measure to the most comparable GAAP measure, Net Income (Loss) is provided in the attached tables.

Conference Call Details

A conference call to discuss third quarter financial results will be webcast live on Tuesday, November 1, 2011 at 5:00 p.m. Eastern Time on the investor relations section of ZipRealty’s website, www.ziprealty.com.  Listeners may also access the call by dialing 866-730-5762, passcode: 1014508.  A replay of the call will also be available through November 8, 2011 at 888-286-8010, passcode: 11258138.

About ZipRealty, Inc.

ZipRealty is a leading full-service residential real estate brokerage focused on finding better, faster ways to connect home buyers and sellers with the information, tools and professional services they value to complete their residential real estate transactions. The Company offers a combination of a leading online presence, robust proprietary technology and knowledgeable local real estate professionals in the field. The Company’s award-winning, user-friendly website and mobile applications give its users on-the-go access to comprehensive local Multiple Listing Services home listings data, as well as other relevant market and neighborhood information and tools. The Company's proprietary technology, including its agent productivity platform, helps increase the efficiency of real estate agents while reducing customer acquisition and management costs, allowing the Company to invest in making its value proposition differentiated and more attractive both to home buyers and sellers and to agents. Founded in 1999, the Company operates in 23 major markets in 18 states and the District of Columbia. The Company also has referral arrangements with third-party brokerages in two markets where it does not conduct its own brokerage operations. For more information on ZipRealty, visit www.ziprealty.com or call 1-800-CALL-ZIP.

Cautionary Language

This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the federal securities laws, including, without limitation, statements regarding the Company’s primary operating objectives of moving towards a cash flow positive position while pursuing growth through improvements in its central strengths in marketing, technology and customer service, the Company’s focus on increasing both the quantity and the value of its business, the Company’s expected net revenues and Adjusted EBITDA for the year, the state of the residential housing market and factors that are delaying its recovery, the success of the Company’s new website design and elimination of the registration requirement to view most information on the site, the success of the Company’s new mobile applications, the success of the Company’s elimination of its standard rebate policy, and the success and growth of the Company’s Powered by Zip initiative.  The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected.  The risks and uncertainties include but are not limited to the Company’s history of losses and expectations concerning future losses, volatility in the real estate market, macroeconomic factors such as unemployment, tight credit, inventory levels, foreclosure processing delays and the impact of government programs, recently announced changes to the Company’s business model and operations that may not realize intended results, changes in lead patterns, agent turnover and agent productivity that may result from opening the Company’s website to provide users with access to more information before registration, the Company’s ability to remain an innovation leader in its industry, to adapt to changes in technologies and practices relating to the nature and use of information, to comply with often complex federal and state laws and regulations concerning its agent classification, compensation, termination and other business practices, to attract, retain and incentivize agents and key personnel, to grow local market share in the face of intense competition, to access leads and MLS listings from third parties that it does not control,  to develop, maintain and protect a strong brand identity, to protect arrangements for diversifying its revenue stream, to manage the growth of technology and control systems, and to successfully integrate new members of the management team, the impact of website advertising and lead generation services on the visit-to-transaction pathway of potential customers, the Company’s pursuit of revenue growth opportunities that may reduce its profit margins, seasonality, systems interruptions, delays and failures, geographic concentration, the protection and defense of the Company’s intellectual property rights, and other risk factors set forth in the Company's Form 10-K for the year ended December 31, 2010. The forward-looking statements included in this release are made as of today’s date and, except as otherwise required by law, ZipRealty does not intend to update these forward-looking statements to reflect events or circumstances after the date hereof.

ZipRealty, Inc.
Consolidated Statements of Operations (unaudited)
(in thousands, except per share amounts and operating data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Net transaction revenues	$22,026	$26,967	$62,605	$88,223
Marketing and other revenues	1,281	1,350	4,022	3,466
Net revenues	23,307	28,317	66,627	91,689

Operating costs and expenses
Cost of revenues	12,950	16,270	36,771	52,571
Product development	1,875	2,260	5,793	6,932
Sales and marketing	6,569	11,350	22,005	33,761
General and administrative	2,752	3,567	7,559	10,166
Restructuring charges, net	14	-	2,278	-
Total operating costs and expenses	24,160	33,447	74,406	103,430

Loss from operations	(853)	(5,130)	(7,779)	(11,741)
Interest income	8	53	51	220
Loss before income taxes	(845)	(5,077)	(7,728)	(11,521)
Provision for income taxes	-	-	-	-

Net loss	$(845)	$(5,077)	$(7,728)	$(11,521)

Net loss per share:
Basic and diluted	$(0.04)	$(0.25)	$(0.38)	$(0.56)

Weighted average common shares outstanding:
Basic and diluted	20,534	20,404	20,538	20,438

Supplemental operating data (unaudited)
Number of agents at beginning of period	2,197	3,251	3,403	3,085
Number of agents at end of period	2,043	3,305	2,043	3,305
Total value of real estate transactions closed during period (in millions)	$897.1	$1,174.1	$2,637.8	$3,867.3

Number of transactions closed during period (1)	3,706	5,080	11,334	17,083

Average net revenue per transaction during period (2)	$5,943	$5,308	$5,524	$5,164

Same market total value of real estate transactions closed during period (in millions)	$897.1	$1,019.9	$2,611.0	$3,316.6

Same market number of transactions closed during period (1)	3,706	4,062	11,126	13,592
		-
Same market average net revenue per transaction during period (2)	$5,943	$5,682	$5,564	$5,483

(1) The term "transaction" refers to each representation of a buyer or seller in a real estate purchase or sale.
(2) Average net revenue per transaction equals net transaction revenues divided by number of transactions with respect to each period.

Reconciliation of non-GAAP adjusted EBITDA to net loss (unaudited, in thousands)

The Company defines Adjusted EBITDA as net income (loss) less interest income plus interest expense, provision for income taxes, depreciation and amortization expense, stock-based compensation and further adjusted to eliminate the impact of certain items that it does not consider reflective of its ongoing core operating performance.  The Company presents Adjusted EBITDA because it believes it assists investors and analysts in comparing its core operating performance across reporting periods on a consistent basis by excluding items that the Company does not believe are reflective of its core operating performance.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

GAAP net loss as reported	$(845)	$(5,077)	$(7,728)	$(11,521)
Add back
Interest income	(8)	(53)	(51)	(220)
Depreciation and amortization	500	539	1,473	1,709
Stock-based compensation expense	465	955	1,302	2,693
Restructuring charges, net	14	-	2,278	-
Litigation (non-core operations)	610	-	610	-
Non-GAAP Adjusted EBITDA	$736	$(3,636)	$(2,116)	$(7,339)

ZipRealty, Inc.
Consolidated Balance Sheets (unaudited)
(in thousands, except per share amounts)

	September 30,	December 31,
	2011	2010
Assets
Current assets
Cash and cash equivalents	$19,792	$13,393
Short-term investments	4,565	18,948
Accounts receivable, net of allowance of $177 and $103, respectively	1,461	1,959
Prepaid expenses and other current assets	2,259	2,123

Total current assets	28,077	36,423

Restricted cash	500	390
Property and equipment, net	2,509	2,712
Intangible assets, net	6	28
Other assets	250	252

Total assets	$31,342	$39,805

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$1,673	$2,275
Accrued expenses and other current liabilities	5,164	7,450
Accrued restructuring charges	532	-

Total current liabilities	7,369	9,725

Other long-term liabilities	453	179

Total liabilities	7,822	9,904

Stockholders' equity
Common stock: $0.001 par value; 24,163 and 24,136 shares issued and 20,561
and 20,541 outstanding, respectively	24	24
Additional paid-in capital	157,762	156,384
Accumulated other comprehensive income (loss)	(1)	13
Accumulated deficit	(116,653)	(108,925)
Treasury stock, at cost: 3,602 and 3,595 shares, respectively	(17,612)	(17,595)
Total stockholders' equity	23,520	29,901

Total liabilities and stockholders' equity	$31,342	$39,805

ZipRealty, Inc.
Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Nine Months Ended September 30,
	2011	2010

Cash flows from operating activities
Net loss	$(7,728)	$(11,521)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	1,451	1,687
Amortization of intangible assets	22	22
Stock-based compensation expense	1,302	2,693
Non-cash restructuring charges	54	-
Provision for doubtful accounts	74	54
Amortization of short-term investment premium (discount)	152	468
Loss on disposal of property and equipment	-	5
Changes in operating assets and liabilities
Accounts receivable	424	(598)
Prepaid expenses and other current assets	(136)	41
Other assets	2	95
Accounts payable	(602)	488
Accrued expenses and other current liabilities	(2,286)	(1,319)
Accrued restructuring charges	532
Other long-term liabilities	274	(101)
Net cash used in operating activities	(6,465)	(7,986)

Cash flows from investing activities
Restricted cash	(110)	20
Purchases of short-term investments	(5,049)	-
Proceeds from sale or maturity of short-term investments	19,266	4,412
Purchases of property and equipment	(1,256)	(1,247)
Net cash provided by investing activities	12,851	3,185

Cash flows from financing activities
Proceeds from stock option exercises	30	68
Acquisition of treasury stock	(17)	(247)
Net cash provided by (used in) financing activities	13	(179)
Net increase (decrease) in cash and cash equivalents	6,399	(4,980)

Cash and cash equivalents at beginning of period	13,393	23,737

Cash and cash equivalents at end of period	$19,792	$18,757